				Adjustments	As at March 31, 2024
Assets	Flora Growth Corp.	TruHC Pharma GmbH	Note	Acquisition of TruHC Pharma GmbH	Consolidated
Cash and cash equivalents	4,156	15	2b	(138)	3,933
			2c	(100)
Restricted cash	35	-		-	35
Trade and amounts receivables	7,281	23		-	7,304
Prepaid expenses and deposits	1,049	22		-	1,071
Inventory	9,246	-		-	9,246
Total current assets	21,767	60		(238)	21,589
Plant, plant and equipment	786	98		-	884
Right of use assets	710	496		-	1,206
Intangible assets	908	-		-	908
Licenses	-	-	2a	5,470	4,327
			2b	138
			2c	100
			2a(iv)	(1,381)
Other assets	103	-		-	103
Total assets	24,274	654		4,089	29,017

Liabilities
Trade payables and other payables	5,005	51		-	5,056
Current portion of long-term debt	3,078	-		-	3,078
Current portion of lease-liability	803	70		-	873
Other accrued liabilities	10,433	13		-	10,446
Total current liabilities	19,319	133		-	19,453
Non-current debt	-	778	2d	(778)	-
Non-current lease liability	1,817	465		-	2,282
Deferred tax	-	-	2a	1,336	890
			2a(iv)	(446)
Total Liabilities	21,136	1,377		112	22,625

Shareholders' equity
Share capital	148,871	27	2a	4,189	153,060
			2a(v)	(27)
AOCI	(113)	-			(113)
Deficit	(145,620)	(750)	2a(v)	750	(146,555)
			2a(iv)	(1,381)
			2a(iv)	446
Total shareholders' equity	3,138	(723)		3,977	6,392
Total liabilities & shareholders' equity	24,274	654		4,089	29,017

The accompanying notes are an integral part of these pro-forma consolidated financial statements.

Unaudited Pro Forma Consolidated Statement of Loss and Comprehensive Loss

(Stated in Thousands of United States Dollars)

For the three months ended March 31, 2024

			Adjustments
	Flora Growth Corp.	TruHC Pharma GmbH	Note	Acquisition of TruHC Pharma GmbH	Consolidated
Revenue	18,031	-		-	18,031
Cost of goods sold	14,177	-		-	14,177
Gross profit	3,854	-		-	3,854

Expenses:
Consulting and management fees	2,302	-		-	2,302
Professional fees	453	21		-	474
General and administrative	442	51		-	493
Promotion and communication	1,104	-		-	1,104
Travel expenses	69	-		-	69
Share-based compensation	10	-		-	10
Research and development	47	-		-	47
Operating lease expense	165	33			198
Depreciation and amortization	74	4	2a(iv)	276	354
Bad debt expense	47	-		-	47
Asset impairment	898	-		-	898
Other expenses (income) net	728	-		-	728
	6,339	109		276	6,724

Other items
Interest expense	22	6		-	28
Foreign exchange loss	132	-		-	132
Unrealized loss from changes in fair value	607	-		-	607
Loss before income taxes	(3,246)	(115)		(276)	(3,637)
Income tax expense (recovery)	128	-		(89)	39
Net loss	(3,374)	(115)		(187)	(3,676)
Basic and diluted loss per share attributable to Flora Growth Corp.	(0.38)	(0.01)			(0.31)
Exchange differences on foreign operations	(27)	-		-	(27)
Comprehensive loss	(3,347)	(115)		(187)	(3,703)

Weighted average number of shares - basic and dilutive	8,916,000			2,770,562	11,686,562

The accompanying notes are an integral part of these pro-forma consolidated financial statement

Unaudited Pro Forma Consolidated Statement of Loss and Comprehensive Loss

(Stated in Thousands of United States Dollars)

For the year ended December 31, 2023

			Adjustments
	Flora Growth Corp.	TruHC Pharma GmbH	Note	Acquisition of TruHC Pharma GmbH	Consolidated
Revenue	76,071			-	76,071
Cost of goods sold	58,333	-		-	58,333
Gross profit	17,738	-			17,738
Expenses:
Consulting and management fees	11,876	-		-	11,876
Professional fees	2,301	8		-	2,309
General and administrative	1,646	228		-	1,874
Promotion and communication	4,710	-		-	4,710
Travel expenses	413	2		-	415
Share-based compensation	1,591	-		-	1,591
Research and development	62	-		-	62
Operating lease expense	1,211	133			1,344
Depreciation and amortization	2,335	16	2a(iv)	1,105	3,456
Bad debt expense	236	-		-	236
Asset impairment	39,507	-		-	39,507
Other expenses (income) net	2,204	-		-	2,204
	68,092	387		1,105	69,584

Other items
Interest expense	92	15		-	107
Foreign exchange gain	(158)	-		-	(158)
Unrealized gain from changes in fair value	(1,991)	-		-	(1,991)
(Loss) income before income taxes	(48,297)	(402)		(1,105)	(49,804)
Income tax (benefit) expense	(1,628)	-		(357)	(1,985)
Net loss from continuing operations	(46,669)	(402)		(748)	(47,819)
Loss from discontinued operations, net of taxes	(9,678)	-		-	(9,678)
Net loss for the period	(56,347)	(402)		(748)	(57,497)
Net loss attributable to Flora Growth Corp.	(57,036)	(402)		(748)	(58,186)
Net income (loss) attributable to non-controlling interests	689	-		-	689
Basic and diluted loss per share attributable to Flora Growth Corp.	(7.75)	-			(5.75)
Exchange differences on foreign operations	(2,592)	-		-	(2,592)
Comprehensive loss	(53,755)	(402)		(748)	(55,594)
Comprehensive loss attributable to Flora Growth Corp.	(54,444)	(310)		(748)	(54,905)
Comprehensive loss attributable to non-controlling interests	689	-		-	689

Weighted average number of shares - basic and dilutive	7,356,000			2,770,562	10,126,562

The accompanying notes are an integral part of these pro-forma consolidated financial statements.

1. Basis of Presentation

These unaudited pro forma condensed combined financial statements (the "Pro Forma Financial Statements") are prepared to illustrate the impact of the acquisition by Flora Growth Corp. ("Flora" or the "Company") of TruHC Pharma GmbH ("TruHC") (the "Transaction").

The Company is listed on the NASDAQ and is a consumer-packaged goods leader and pharmaceutical distributor. TruHC is a German cannabis company possessing the following licenses:

(i) European Union Good Manufacturing Practice ("EU-GMP") processing and production license. Its EU-GMP certified customizable modules are flexible to incorporate various production and packaging processes, which could enable license extension for future in country cultivation and supply to cannabis dispensaries. Its laboratory is EU-GMP certified for instant cannabis analysis.

(ii) Goods Distribution Practice ("GDP") wholesale license for import and export.

(iii) Narcotics license with EU-GMP certified storage.

The Transaction is to represent an acquisition of TruHC by Flora through two closings. On the first closing, Flora issued 2,135,199 of its common shares, which is equal to 19.99% of Flora's issued and outstanding common shares prior to signing the purchase agreement (the "First Closing"). On the second closing, Flora will issue 635,363 of its common shares after receiving shareholder approval for such issuance in accordance with the rules of the Nasdaq Stock Market at its next special or annual general meeting of shareholders (the "Second Closing"). The First Closing occurred on April 22, 2024. These Pro Forma Financial Statements were prepared to illustrate impact of the occurrence of both the First Closing and the Second Closing.

The Pro Forma Financial Statements are those of Flora and have been prepared for inclusion in the Proxy Statement of Flora for the upcoming general and special meeting of the shareholders of the Company.

These Pro Forma Financial Statements are based on Flora's historical consolidated financial statements and TruHC's historical consolidated financial statements as adjusted to give effect to the acquisition of TruHC. The First Closing occurred on April 22, 2024 and the Second Closing is expected to occur in August 2024.

These Pro Forma Financial Statements do not necessarily reflect what the combined company's financial condition or results of operations would have been had the acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. Our actual financial condition and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

There have been no adjustments made to give effect to any potential synergies or dis-synergies which may arise from the Transaction.

The accounting policies used in the preparation of the Pro Forma Financial Statements are those set out in Flora's annual audited financial statements for the year ended December 31, 2023, as well as the annual audited financial statements of TruHC for the year ended December 31, 2023, and as such should be read in conjunction with such audited financial statements.

The unaudited pro forma consolidated statement of financial position as at March 31, 2024 has been prepared from information derived from the following:

• Flora's unaudited condensed interim consolidated statement of financial position as at March 31, 2024;

• TruHC's unaudited statement of financial position as at March 31, 2024, translated to United States dollars from European Euros at the March 29, 2024 rate of 1.0797, which represents the last business day in the month of March 2024.

The unaudited pro forma consolidated statement of loss and comprehensive loss for the three months ended March 31, 2024 has been prepared from information derived from the following:

• Flora's unaudited condensed interim consolidated statement of loss and comprehensive loss for the three months ended March 31, 2024;

• TruHC's unaudited statement of operations for the three months ended March 31, 2024, translated into United States dollars from European Euros at the three-month average rate of 1.0857.

The unaudited pro forma consolidated statement of loss and comprehensive loss for the year ended December 31, 2023 has been prepared from information derived from the following:

• Flora's audited consolidated statement of loss and comprehensive loss for the period from January 1, 2023 to December 31, 2023;

• TruHC's audited statement of operations for the year ended December 31, 2023, translated to United States dollars from European Euros at the twelve-month average rate of 1.0814.

The pro forma adjustments include all those transactions attributable to the Transaction for which the complete financial effects are objectively determinable.

The Pro Forma Financial Statements are not intended to reflect the results of operations or the financial position that would have actually resulted had the Transaction been effected on the dates indicated or the results which may be obtained in the future. The Pro Forma Financial Statements should be read in conjunction with the other sections of the Proxy Statement.

The pro forma adjustments are based on certain estimates and assumptions. Management believes that such assumptions provide a reasonable basis for presenting all the significant effects of the Transaction contemplated and that the Pro Forma Financial Statement adjustments give appropriate effect to those adjustments and are properly applied in the Pro Forma Financial Statements.

The Pro Forma Financial Statements are based on estimates and assumptions set forth in the notes herein. The Pro Forma Financial Statements are being provided solely for informational purposes and are not necessarily indicative of any future consolidated financial position or of the consolidated financial position that might have been achieved for the periods indicated; nor is it necessarily indicative of future results that may occur.

The allocation of the purchase price to reflect the fair values of the assets acquired and liabilities assumed is based on management's estimate of such assets and liabilities and, accordingly, the adjustments that have been included in the Pro Forma Financial Statements as at March 31, 2024 may be subject to change. The preliminary purchase price allocation has been used to prepare the transaction accounting adjustments in the pro forma balance sheet and income statement. The final purchase price allocation will be determined when the Company has completed the detailed valuations and necessary calculations as described in more detail in the explanatory notes below. The final allocation is expected to be completed when the Company files its condensed interim consolidated financial statements for three and six months ended June 30, 2024, and could differ materially from the preliminary allocation used in the transaction accounting adjustments. The final allocation may include (1) changes in fair values of licenses; and (2) other changes to assets and liabilities.

Pro Forma Assumptions and Adjustments

The unaudited pro forma consolidated statement of financial position gives effect to the completion of the Transaction as if the Transaction had occurred on March 31, 2024. The unaudited pro forma consolidated statement of loss and comprehensive loss gives effect to the completion of those transactions had they occurred on January 1, 2023. The Pro Forma Financial Statements are based on the following estimates and assumptions:

a) On April 16, Flora entered into a share purchase agreement for the Transaction. Management has assessed the Arrangement under ASC 805 Business Combinations and concluded that it constitutes an asset acquisition. The management of Flora has made a preliminary determination of the fair value of the tangible and intangible assets acquired and liabilities assumed in the Transaction. If new information obtained within one year of the date of the Transaction about the facts and circumstances that existed at the date of the Transaction identifies adjustments to the amounts then the accounting for the Transaction is to be revised. The final allocation of the fair value of the net assets acquired and aggregate consideration may be significantly different from the preliminary allocation as presented below:

First Closing - 2,135,199 common shares valued at $1.56 per share (i)	$3,330,910
Second Closing - 635,363 common shares value at $1.35 per share (ii)	857,740
Total consideration	4,188,650

Purchase price allocation:
Cash and cash equivalents	15,007
Receivables	22,870
Prepaid expenses and other current assets	21,969
Plant and equipment (iii)	98,355
Operating lease right of use assets	496,138
Trade and other payables	(51,310)
Operating lease liabilities	(534,891)
Other accrued liabilities	(12,546)
Deferred income tax liabilities	(1,336,392)
Licenses (iv)	5,469,450
$4,188,650

The First Closing occurred on April 22, 2024. Flora's closing share price on April 19, 2024, representing the last available closing price at the time of this closing, is utilized to value this component. Therefore, the value of the First Closing had already occurred and will not vary based on the market price of the Company's common shares upon consummation of the Transaction.

(i) The value of the Second Closing within the purchase price will vary based on the market price of the Company's common shares upon the Second Closing. The Company believes that the following fluctuations in the market price of its common stock is reasonably possible based on historical volatility, and the potential effect on Second Closing component of the purchase price would be:

	Company's share price	Second Closing Component of Purchase Price
As presented	$1.35	$857,740
10% Decrease	$1.22	$771,966
20% Decrease	$1.08	$686,192
30% Decrease	$0.95	$600,418
40% Decrease	$0.81	$514,644
50% Decrease	$0.68	$428,870
10% Increase	$1.49	$943,514
20% Increase	$1.62	$1,029,288
30% Increase	$1.76	$1,115,062
40% Increase	$1.89	$1,200,836
50% Increase	$2.03	$1,286,610

(ii) The Company has not yet determined the fair value of plant and equipment acquired and is using the carrying value.

(iii) The Company has preliminarily identified and valued $5,469,450 in licenses. Since all information required to perform a detailed valuation analysis of TruHC's licenses could not be obtained as of the date of this filing, for the purposes of these pro forma financial statements, the Company used certain assumptions based on preliminary valuations concluded for these licenses. A 10% change in the valuation of licenses would cause a corresponding increase or decrease in the excess of the purchase price over the fair value of the net assets of approximately $550,000 and annual amortization expense of approximately $110,000, assuming an overall weighted average useful life of 5 years. For the purpose of the Pro Forma Financial Statements, the following are the amortization expenses for each corresponding period:

a. For the three months ended March 31, 2024 - $276,170.

b. For the year ended December 31, 2023 - $1,104,678.

(iv) Reflects the elimination of TruHC's historical equity balances.

b) No finder's fees or commissions were paid or are payable in connection with the Transaction other than fees to certain consultants and investment banks acting as advisors to the Company. These fees would be valued at $138,000 incurred by Flora prior to the closing of the Transaction.

c) Represents the accrual of legal, consulting and other professional fees in connection with the Transaction and is estimated at $100,000. These costs will not affect the Company's income statement beyond 12 months after the closing of the Transaction.

d) In connection with the Transaction, TruHC's intercompany liabilities were forgiven.

e) For all adjustments except the one described in 2)a)(iv), the Company utilized an effective income tax rate of nil for the pro forma adjustments as these adjustments net to a taxable loss for which the corresponding deferred tax asset has a full valuation allowance.

2. Share Capital

A continuity of the pro forma consolidated share capital is as follows:

As at March 31, 2024	Note	Number of shares	Amount
Flora common shares outstanding prior to the Transaction		8,981,000	$148,871,000
Shares issued to effect the Transaction	2a	2,770,562	4,188,650
		11,751,562	$153,059,650